Exhibit (c)(x)

September 1, 2025 Project Arbutus Presentation to the Special Committee CONFIDENTIAL

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Table of Contents 1. Transaction Overview 1 2. Arbutus Financial Analysis 2 Appendix 11

CONFIDENTIAL Transaction Overview

CONFIDENTIAL

Transaction Overview

Financial Summary

($ in millions except per share data)		Unaffected Price[1]	Original Offer Price[2]	Final Offer Price[2]
Price per Share		**$2.96**	**$3.40**	**$4.50**
Premium / (Discount) To:	**Metric**			
Unaffected:	$2.96	--	14.9%	52.0%
Current:	3.88	(23.7%)	(12.4%)	16.0%
30-Day VWAP[3]:	2.77	6.9%	22.7%	62.4%
90-Day VWAP[3]:	2.92	1.5%	16.6%	54.3%
52-Week Low[3]:	2.13	39.0%	59.6%	111.3%
52-Week High[3]:	6.86	(56.9%)	(50.4%)	(34.4%)
Diluted Shares Outstanding (mm)[4]		299.339	299.339	299.845
Equity Value		**$886**	**$1,018**	**$1,349**
Plus: Total Debt (Excl. Lease Liabilities) as of 06/30/25[5]			1,280	
Plus: Provision for WillowTree Earnout as of 06/30/25[6]			134	
Plus: Net TELUS Corporation Payable as of 06/30/25[7]			271	
Less: Total Cash and Cash Equivalents as of 06/30/25			(151)	
Enterprise Value		**$2,420**	**$2,552**	**$2,883**

Consensus Estimates[8]	EV / Lease & SBC Adj. EBITDA[9]	Metric	Unaffected Price	Original Offer Price	Final Offer Price
	2025E	$322	7.5x	7.9x	9.0x
	2026E	361	6.7x	7.1x	8.0x

Arbutus Standalone Management Projections	EV / Lease & SBC Adj. EBITDA[9]	Metric	Unaffected Price	Original Offer Price	Final Offer Price
	LTM[10]	$328	7.4x	7.8x	8.8x
	2025E	312	7.8x	8.2x	9.3x
	2026E	318	7.6x	8.0x	9.1x

CX Peers[11]	Diversified BPO Peers[12]	Digital Eng. / IT Services[13]
5.3x	9.8x	8.1x
4.8x	8.9x	7.8x

TaskUs[14] Unaffected[15]	TaskUs[14] Offer Price[16]	Precedent Transactions[17]
6.7x	7.6x	7.6x
6.0x	6.9x	
5.2x	6.0x	

Source: Arbutus Standalone Management Projections per Arbutus Management as of 09/01/2025, Company filings and FactSet as of 08/29/2025.
Note: U.S. Dollars in millions, except per share data.

(1) *Arbutus unaffected date as of 06/11/2025, the day before TELUS Corporation announced a non-binding offer to acquire the remaining outstanding shares of Arbutus.*

(2) *Original offer price of $3.40 based on TELUS Corporation's non-binding offer submitted on 06/11/2025 and final offer price of $4.50 is proposed offer price as of 08/29/2025.*

(3) *VWAP, 52-week high and 52-week low metrics are as of the unaffected date of 06/11/2025. VWAP metrics are based on number of trading days.*

(4) *Diluted shares outstanding calculated using treasury stock method based on 278.643mm MVS and SVS outstanding, 12.103mm non-vested RSUs, PSUs resulting in the issuance of up to 6.349mm SVS, and 0.837mm, 1.260mm, 0.300mm and 2.680mm options with respective strike prices of $4.87, $8.94, $25.00 and $3.65, as of 09/01/2025. Additionally includes 2.244mm PSUs which are expected to be issued in connection with the WillowTree earnout based on the Arbutus Standalone Management Projections. Treatment of this item is at direction of Arbutus Management and the Special Committee.*

(5) *$1,280mm credit facility balance ($255mm Revolving Component + $1,025mm Term Loan Component) as of 06/30/2025 per Arbutus Management.*

(6) *Provision for written put options to acquire the non-controlling interest in the WillowTree business retained by certain members of WillowTree management. Treatment of this item is at direction of Arbutus Management and the Special Committee.*

(7) *TELUS Corporation Payable is comprised of $299mm in accounts payable (net of $15mm accounts payable under normalized payment terms) for shared services received including people, network, finance, communications and regulatory, less $28mm TELUS Corporation Receivable to the parent company. Treatment of this item is at direction of Arbutus Management and the Special Committee.*

(8) *Arbutus consensus figures are based on broker estimates as of the current date of 08/29/2025. SBC consensus estimates are per Wall Street Research and cash lease expenses are from Arbutus Management.*

(9) *Lease and SBC Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for estimated cash lease expense. Consensus Lease and SBC Adj. EBITDA reflective of add-back of SBC per Wall Street Consensus and burdening for cash lease expenses per Arbutus Standalone Management Projections.*

(10) *Represents Q2'25 LTM financials per Arbutus Management.*

(11) *CX peers include Concentrix, Teleperformance, Ibex, TASK and TTEC. TASK market cap, EV and consensus estimates are as of the unaffected dates of 05/08/2025.*

(12) *Diversified BPO peers include EXL, WNS, Genpact and Conduent. WNS market cap, EV and consensus estimates are as of the unaffected date of 07/03/2025.*

(13) *Digital Engineering / IT Services peers include Accenture, Cognizant, CGI, EPAM, Globant, Endava, Capgemini and GDYN.*

(14) *TaskUs Management financials reflect Case A projections disclosed in the TaskUs DEFM14A which was released on 08/08/2025; Case A projections assume no impact on the Company or its business from advancements in, and increasing adoption by the Company's clients and potential clients of, AI.*

(15) *TaskUs market cap and EV are as of the unaffected date as of 05/08/2025, the day before the announced definitive agreement for TaskUs to be acquired by Blackstone and founders. Multiples are using Q1'25 balance sheet items based on management estimates in proxy.*

(16) *Represents the implied multiple of Blackstone's take private of TaskUs based on a transaction value of $1.7bn and management forecasted 2025E and 2026E EBITDA of $243mm and $280mm, respectively, per proxy.*

(17) *Selected precedent transactions can be found in appendix for reference only. Multiple reflects median.*

1

CONFIDENTIAL Arbutus Financial Analysis

CONFIDENTIAL

Arbutus Standalone Management Projections

	Historical	Arbutus Standalone Management Projections						
	Fiscal Year Ending December 31,							CAGR
	2024A	**2025E**	**2026E**	**2027E**	**2028E**	**2029E**	**2030E**	**'25E-'30E**
Customer Experience	$1,328	$1,313	$1,313	$1,297	$1,259	$1,214	$1,165	(2.4%)
Trust & Safety	363	362	316	352	372	391	416	2.8%
AI & Data Solutions	398	457	549	642	754	871	1,001	17.0%
TDO	137	130	135	138	142	149	160	4.3%
Customer Experience Revenue	**$2,226**	**$2,262**	**$2,314**	**$2,429**	**$2,527**	**$2,625**	**$2,742**	**3.9%**
% Growth	--	*1.6%*	*2.3%*	*5.0%*	*4.0%*	*3.9%*	*4.4%*	
Digital Solutions Revenue	**$432**	**$527**	**$596**	**$643**	**$703**	**$771**	**$852**	**10.1%**
% Growth	--	*21.9%*	*13.2%*	*7.8%*	*9.4%*	*9.7%*	*10.5%*	
Revenue	**$2,658**	**$2,788**	**$2,910**	**$3,071**	**$3,230**	**$3,396**	**$3,594**	**5.2%**
% Growth	*(1.8%)*	*4.9%*	*4.4%*	*5.6%*	*5.1%*	*5.2%*	*5.8%*	
Gross Profit	**$948**	**$956**	**$984**	**$1,040**	**$1,096**	**$1,149**	**$1,215**	**4.9%**
% Margin	*35.7%*	*34.3%*	*33.8%*	*33.9%*	*33.9%*	*33.8%*	*33.8%*	
Adj. EBITDA[1]	**$421**	**$414**	**$413**	**$441**	**$465**	**$485**	**$515**	**4.4%**
% Margin	*15.8%*	*14.9%*	*14.2%*	*14.3%*	*14.4%*	*14.3%*	*14.3%*	
(-) Cash Lease Expense	(95)	(104)	(105)	(107)	(109)	(113)	(118)	2.6%
(+) SBC[2]	32	1	10	17	21	23	23	79.0%
Lease and SBC Adj. EBITDA[3]	**$358**	**$312**	**$318**	**$351**	**$377**	**$395**	**$420**	**6.1%**
% Margin	*13.5%*	*11.2%*	*10.9%*	*11.4%*	*11.7%*	*11.6%*	*11.7%*	

Selected Cash Flow Items	2024A	2025E	2026E	2027E	2028E	2029E	2030E
Capex	($105)	($125)	($113)	($119)	($120)	($122)	($127)
Decrease (Increase) in NWC	66	7	16	14	9	3	(6)

TELUS Corporation Exposure

Revenue (LTM Q2'25): $735mm (26.2% Total)

Gross Profit (LTM Q2'25): $268mm (27.4% Total)

Net Payable to TELUS Corporation (Q2'25): $271mm[4]

Source: Arbutus Standalone Management Projections per Arbutus Management as of 09/01/2025.

Note: U.S. Dollars in millions.

(1) Adj. EBITDA is unburdened for acquisition costs, integration costs and other one-time items, and burdened for SBC. 2024A excludes $60mm gain from BCP.

(2) SBC from 2025 onwards only includes SBC related to ESPP and newly granted SBC, excludes SBC related to currently outstanding equity instruments. Treatment of these items is at direction of Arbutus Management.

(3) Lease and SBC Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for estimated cash lease expense.

(4) TELUS Corporation Payable is comprised of $299mm in accounts payable (net of $15mm accounts payable under normalized payment terms) for shared services received including people, network, finance, communications and regulatory, less $28mm TELUS Corporation Receivable to the parent company. Treatment of this item is at direction of Arbutus Management and the Special Committee.

2

CONFIDENTIAL Reference Ranges (For Reference Only) Selected Publicly Traded Companies Sum-of-the-Parts Discounted Cash Flows 52-Week Analyst Stock Present Value of Selected Publicly Sum-of-the-Parts(4)(6) Discounted Stock Price Range (1) Price Targets Future Share Price (3)(4) Traded Companies(4)(6) Cash Flows(4)(6) Unaffected Stock 2025E Lease and 2026E Lease and Selected 2025E Customer Exp. Low High Price Target Range(2) End of Year SBC Adj. EBITDA(5) SBC Adj. EBITDA(5) & TDO Rev. Mult. Range Discount Rate $2.13 - $6.86 $3.00 - $6.00 2025E - 2029E $312 $318 0.5x - 0.8x 8.5% - 10.0% (04/08/2025) (07/31/2024) Selected NTM Adj. Selected 2025E Selected 2026E Selected 2025E Trust Perpetuity Illustrative Cost of Equity EBITDA Multiple Range Multiple Range Multiple Range & Safety Rev. Mult. Range Growth Rate 11.0% 6.0x - 9.0x 6.0x - 9.0x 5.5x - 8.0x 0.8x - 1.0x 3.0% - 4.0% Selected 2025E AI & Data Implied LTM EBITDA Solutions Rev. Mult. Range Exit Multiple 1.0x - 1.5x 5.6x - 8.8x Selected 2025E Digital Solutions Rev. Mult. Range 1.5x - 2.0x $2.13 $2.70 $1.30 $1.10 $0.75 $2.40 $1.25 $6.86 $5.40 $5.00 $4.25 $3.40 $5.70 $4.40 Final Offer (8/29/2025): $4.50 $0.00 $2.00 $4.00 $6.00 $8.00 Share Price (8/29/2025): $3.88 Original Offer (6/12/2025): $3.40 Unaffected Share Price (6/11/2025): $2.96 3 Arbutus Illustrative Valuation Summary ____________________ Source: Arbutus Standalone Management Projections per Arbutus Management as of 09/01/2025, Company filings, and FactSet as of 08/29/2025. Note: U.S. Dollars in millions, except per share data. All figures, except 52-Week Stock Price Range rounded to nearest $0.05. (1) 52-Week High & Low as of unaffected date of 06/11/2025. (2) As of unaffected date of 06/11/2025. (3) Discounted at 11% cost of equity. (4) Diluted shares outstanding calculated using treasury stock method based on 278.643mm MVS and SVS outstanding, 12.103mm non-vested RSUs, PSUs resulting in the issuance of up to 6.349mm SVS, and 0.837mm, 1.260mm, 0.300mm and 2.680mm options with respective strike prices of $4.87, $8.94, $25.00 and $3.65, as of 09/01/2025. Additionally includes 2.244mm PSUs which are expected to be issued in connection with the WillowTree earnout based on the Arbutus Standalone Management Projections. Treatment of this item is at direction of Arbutus Management and the Special Committee. (5) Lease and SBC Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for estimated cash lease expense. (6) Net Debt calculated as $1,025mm term loan balance, plus $255mm of revolving credit facility, plus $299mm adj. TELUS Corporation Payable, plus $134mm provision for WillowTree Earnout, less $28mm TELUS Corporation Receivable, less $151mm cash outstanding per Arbutus Management. Arbutus Standalone Management Projections

CONFIDENTIAL

Selected Publicly Traded Companies

Group	Company	Equity Value	Enterprise Value [1]	EV / Revenue 2025E	EV / Revenue 2026E	EV / Adj. EBITDA [2] 2025E	EV / Adj. EBITDA [2] 2026E	Revenue Growth 2025E	Revenue Growth 2026E	Adj. EBITDA Margin [2] 2025E	Adj. EBITDA Margin [2] 2026E	FCF Conversion [3] 2025E	FCF Conversion [3] 2026E
Core Comparables (CX)	Teleperformance [4]	$4,688	$9,039	$12,111 0.7x	$12,346 0.7x	$2,000 4.5x	$2,045 4.4x	0.7%	1.9%	16.5%	16.6%	82.4%	82.2%
	concentrix	$3,553	$8,122	$9,798 0.8x	$10,109 0.8x	$1,540 5.3x	$1,605 5.1x	1.7%	3.2%	15.7%	15.9%	84.6%	83.8%
	ttec	$200	$1,020	$2,087 0.5x	$2,097 0.5x	$223 4.6x	$230 4.4x	(5.4%)	0.5%	10.7%	10.9%	84.8%	81.5%
	ibex.	$433	$440	$560 0.8x	NA NA	$72 6.1x	NA NA	6.2%	NA	12.9%	NA	74.0%	NA
	TaskUs (Consensus) [5]	$1,404	$1,461	$1,115 1.3x	$1,217 1.2x	$234 6.2x	$263 5.6x	12.1%	9.1%	21.0%	21.6%	74.8%	79.1%
			Mean	0.8x	0.8x	5.3x	4.9x	3.0%	3.7%	15.4%	16.2%	80.1%	81.6%
			Median	0.8x	0.8x	5.3x	4.8x	1.7%	2.6%	15.7%	16.2%	82.4%	81.8%
Additional Comps (Diversified BPO)	genpact	$8,185	$8,752	$5,024 1.7x	$5,360 1.6x	$926 9.4x	$1,016 8.6x	5.4%	6.7%	18.4%	18.9%	88.1%	87.8%
	EXL	$7,305	$7,209	$2,068 3.5x	$2,305 3.1x	$449 16.1x	$503 14.3x	12.5%	11.4%	21.7%	21.8%	87.9%	88.4%
	CONDUENT	$468	$974	$3,129 0.3x	$3,263 0.3x	$187 5.2x	$245 4.0x	(1.5%)	4.3%	6.0%	7.5%	85.2%	88.2%
	WNS [6]	$2,975	$2,965	$1,348 2.2x	$1,472 2.0x	$294 10.1x	$324 9.2x	5.9%	9.2%	21.8%	22.0%	80.0%	80.4%
			Mean	1.9x	1.8x	10.2x	9.0x	5.6%	7.9%	17.0%	17.6%	85.3%	86.2%
			Median	2.0x	1.8x	9.8x	8.9x	5.6%	7.9%	20.1%	20.4%	86.6%	88.0%
	Arbutus (Consensus @ Final Offer Price of $4.50) [7][8]	$1,349	$2,883	$2,744 1.1x	$2,829 1.0x	$322 9.0x	$361 8.0x	3.2%	3.1%	11.7%	12.8%	63.2%	71.0%
	Arbutus (Management @ Final Offer Price of $4.50) [7]	$1,349	$2,883	$2,788 1.0x	$2,910 1.0x	$312 9.3x	$318 9.1x	4.9%	4.4%	11.2%	10.9%	59.9%	64.6%
Reference Only	TaskUs (Proxy) [5][9]	$1,404	$1,461	$1,153 1.3x	$1,333 1.1x	$243 6.0x	$280 5.2x	15.9%	15.6%	21.1%	21.0%	75.7%	80.3%

Source: Company filings, Arbutus Management Projections per Arbutus Management as of 09/01/2025 and FactSet as of 08/29/2025.
Note: U.S. Dollars in millions. Unless otherwise noted, financials are based on consensus estimates and are presented on a calendarized basis.

(1) *EV excludes lease liabilities, unless otherwise noted.*
(2) *Lease and SBC Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for estimated cash lease expense.*
(3) *FCF calculated as Lease & SBC Adj. EBITDA – Capex. FCF Conversion calculated as FCF / Lease & SBC Adj. EBITDA.*
(4) *EUR / USD exchange rate of 1.171 as of 08/29/2025.*
(5) *TaskUs market cap and EV are as of the unaffected date as of 05/08/2025, the day before the announced definitive agreement for TaskUs to be acquired by Blackstone and founders. Multiples are using Q1'25 balance sheet items.*
(6) *WNS market cap, EV and consensus estimates based on unaffected date as of 07/03/2025, the day before Capgemini's definitive acquisition agreement. Multiples are using Q2'25 balance sheet items.*
(7) *Arbutus EV based on final offer price of $4.50 as of 08/29/2025. Arbutus EV includes TELUS Corporation Payable which is comprised of $299mm in accounts payable (net of $15mm accounts payable under normalized payment terms) for shared services received including people, network, finance, communications and regulatory, less $28mm TELUS Corporation Receivable to the parent company. Also includes provision for written put options to acquire the non-controlling interest in the WillowTree business retained by certain members of WillowTree management.*
(8) *Consensus figures are based on broker estimates as of the current date of 08/29/2025. SBC and lease expenses are per Arbutus Management.*
(9) *TaskUs Management financials reflect Case A projections disclosed in the TaskUs DEFM14A which was released on 08/08/2025; Case A projections assume no impact on the Company or its business from advancements in, and increasing adoption by the Company's clients and potential clients of, AI.*

4

CONFIDENTIAL

Selected Publicly Traded Companies (Cont'd)

Additional Comparables (Digital Engineering / IT Services)

Company	Equity Value	Enterprise Value [1]	EV / Revenue 2025E	EV / Revenue 2026E	EV / Adj. EBITDA [2] 2025E	EV / Adj. EBITDA [2] 2026E	Revenue Growth 2025E	Revenue Growth 2026E	Adj. EBITDA Margin [2] 2025E	Adj. EBITDA Margin [2] 2026E	FCF Conversion [3] 2025E	FCF Conversion [3] 2026E
accenture	$166,115	$162,361	$70,729	$74,732	$15,574	$16,109	6.4%	5.7%	22.0%	21.6%	95.8%	95.5%
			2.3x	2.2x	10.4x	10.1x						
cognizant	$35,597	$34,273	$20,953	$21,879	$4,023	$4,196	6.2%	4.4%	19.2%	19.2%	91.8%	90.4%
			1.6x	1.6x	8.5x	8.2x						
CGI [4]	$21,653	$23,428	$11,714	$12,254	$2,261	$2,401	7.3%	4.6%	19.3%	19.6%	89.7%	86.4%
			2.0x	1.9x	10.4x	9.8x						
epam	$10,129	$9,077	$5,406	$5,802	$882	$969	14.3%	7.3%	16.3%	16.7%	94.2%	93.1%
			1.7x	1.6x	10.3x	9.4x						
Globant	$3,051	$3,373	$2,454	$2,536	$461	$459	1.6%	3.3%	18.8%	18.1%	68.2%	69.4%
			1.4x	1.3x	7.3x	7.4x						
endava	$902	$994	$1,040	$1,063	$147	$163	2.5%	2.2%	14.1%	15.3%	87.1%	85.0%
			1.0x	0.9x	6.8x	6.1x						
Capgemini [5]	$24,173	$27,547	$25,639	$26,251	$4,385	$4,363	(0.9%)	2.4%	17.1%	16.6%	90.4%	89.7%
			1.1x	1.0x	6.3x	6.3x						
Grid Dynamics	$734	$396	$415	$459	$52	$63	18.3%	10.7%	12.6%	13.8%	75.4%	81.8%
			1.0x	0.9x	7.6x	6.3x						
		Mean	1.5x	1.4x	8.4x	7.9x	7.0%	5.1%	17.4%	17.6%	86.6%	86.4%
		Median	1.5x	1.4x	8.1x	7.8x	6.3%	4.5%	17.9%	17.4%	90.0%	88.1%
Arbutus (Consensus @ Final Offer Price of $4.50) [6][7]	$1,349	$2,883	$2,744	$2,829	$322	$361	3.2%	3.1%	11.7%	12.8%	63.2%	71.0%
			1.1x	1.0x	9.0x	8.0x						
Arbutus (Management @ Final Offer Price of $4.50) [6]	$1,349	$2,883	$2,788	$2,910	$312	$318	4.9%	4.4%	11.2%	10.9%	59.9%	64.6%
			1.0x	1.0x	9.3x	9.1x						

Source: Company filings, Arbutus Management Projections per Arbutus Management as of 09/01/2025 and FactSet as of 08/29/2025.
Note: U.S. Dollars in millions. Unless otherwise noted, financials are based on consensus estimates and are presented on a calendarized basis.

(1) *EV excludes lease liabilities, unless otherwise noted.*
(2) *Lease and SBC Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for estimated cash lease expense.*
(3) *FCF calculated as Lease & SBC Adj. EBITDA – Capex. FCF Conversion calculated as FCF / Lease & SBC Adj. EBITDA.*
(4) *CAD / USD exchange rate of 0.728 as of 08/29/2025.*
(5) *EUR / USD exchange rate of 1.171 as of 08/29/2025.*
(6) *Arbutus EV based on final offer price of $4.50 as of 08/29/2025. Arbutus EV includes TELUS Corporation Payable which is comprised of $299mm in accounts payable (net of $15mm accounts payable under normalized payment terms) for shared services received including people, network, finance, communications and regulatory, less $28mm TELUS Corporation Receivable to the parent company. Also includes provision for written put options to acquire the non-controlling interest in the WillowTree business retained by certain members of WillowTree management.*
(7) *Consensus figures are based on broker estimates as of the current date of 08/29/2025. SBC and lease expenses are per Arbutus Management.*

5

CONFIDENTIAL Average EV / NTM Lease & SBC Adj. EBITDA Multiples Over Time(3) Average Multiples Over Time(4) Current NTM Unaffected 1-Year 2-Year 3-Year Since Arbutus IPO(4) Arbutus(4) 6.9x 6.9x 6.6x 7.7x 10.4x 6.0x 6.3x 6.2x 6.7x -- C X(7) 5.1x 5.2x 5.3x 6.0x 7.9x Diversified BPO(8) 9.2x 9.0x 8.3x 7.9x 8.1x Digital Engineering / IT Services(9) 7.8x 11.2x 12.1x 12.2x 12.6x Δ to TaskUs 1.0x 0.6x 0.4x 1.0x Δ to CX 1.7x 1.3x 1.7x 2.5x Δ to Diversified BPO (2.1x) (1.7x) (0.2x) 2.3x Δ to Digital Engineering / IT Services (4.3x) (5.5x) (4.6x) (2.1x) 6 EV(1) / NTM Lease & SBC Adj. EBITDA(2) ____________________ Source: Company filings, Arbutus Management Projections per Arbutus Management as of 09/01/2025, Wall Street research and FactSet as of 08/29/2025. Note: CAD / USD and EUR / USD exchange rate of 0.728 and 1.171, respectively as of 08/29/2025. Multiples over 30.0x shown as NM. Financials are based on consensus estimates. Reflects peer group medians. Selected Publicly Traded Companies Over Time Multiples over 30.0x assumed to be not meaningful 5.1x CX Peers(7) TaskUs 6.0x(5) Arbutus 6.9x(4) Current / Unaffected (1) EV excludes lease liabilities, unless otherwise noted. Arbutus EV based on unaffected date as of 06/11/2025, the day before TELUS Corporation announced a non-binding offer to acquire the remaining outstanding shares of Arbutus. Arbutus EV includes TELUS Corporation Payable which is comprised of $299mm in accounts payable (net of $15mm accounts payable under normalized payment terms) for shared services received including people, network, finance, communications and regulatory, less $28mm TELUS Corporation Receivable to the parent company. Also includes provision for written put options to acquire the non-controlling interest in the WillowTree business retained by certain members of WillowTree management. (2) Lease and SBC Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for estimated cash lease expense. (3) The starting date for average multiples over time are in reference to the current date of 08/29/2025, but for TaskUs and Arbutus the ending dates are their respective unaffected dates of 06/11/2025 and 05/08/2025. (4) Arbutus IPO date on 02/05/2021. NTM estimates publicly available on 02/24/2021. Arbutus average multiples over time in relation to unaffected date as of 06/11/2025. Unaffected NTM multiple of 6.9x based on broker estimates for NTM Lease and SBC Adj. EBITDA figures as of 06/11/2025; share count, net debt, TELUS Corporation Payable and cash as of Q2’25. Unaffected NTM Lease and SBC Adj. EBITDA multiple using Arbutus Management projections is 7.7x as of the unaffected date of 06/11/2025; LTM Lease and SBC Adj. EBITDA figures, share count, net debt, TELUS Corporation Payable and cash as of Q2’25. (5) TASK average multiples over time in relation to unaffected date of 05/08/2025, the day before the announced definitive agreement for TaskUs to be acquired by Blackstone and founders. TASK multiples are as of the unaffected date of 05/08/2025 using Q1’25 balance sheet items. (6) TASK IPO date of 06/11/2021. (7) CX Peers include Ibex, Concentrix, TTEC, Teleperformance, and TASK. TASK average multiples over time are in relation to the unaffected date of 05/08/2025. TTEC multiples between initial take private offer on 09/27/2024 and 1 day post offer termination on 08/04/2025 are as of the unaffected date of 09/27/2024 using Q2’24 balance sheet items. (8) Diversified BPO Peers include G, EXLS, CNDT, and WNS. WNS average multiples over time in relation to unaffected date as of 07/03/2025 and multiples reflect Q2’25 balance sheet items once reported on 07/23/2025. (9) Digital Engineering / IT Services Peers include ACN, CTSH, GIB.A-CA, EPAM, GLOB, DAVA, CAP-FR, and GDYN. (10) Arbutus EV based on final offer price of $4.50 as of 08/29/2025. Arbutus EV includes TELUS Corporation Payable which is comprised of $299mm in accounts payable (net of $15mm accounts payable under normalized payment terms) for shared services received including people, network, finance, communications and regulatory, less $28mm TELUS Corporation Receivable to the parent company. Also includes provision for written put options to acquire the non-controlling interest in the WillowTree business retained by certain members of WillowTree management. NTM Adj. EBITDA is using consensus figures based on broker estimates as of the current date of 08/29/2025. (5) Diversified BPO Peers(8) 9.2x 7.8x Digital Eng. / IT Services Peers(9) Arbutus Final Offer Multiple(10) 8.3x 0.0x 10.0x 20.0x 30.0x 2/24/21 1/19/22 12/14/22 11/9/23 10/3/24 8/29/25 (6)

CONFIDENTIAL

Sum-of-the-Parts Analysis

Arbutus Standalone Management Projections

	CX Experience	TDO	Trust & Safety	AI & Data Solutions	Digital Solutions	Sum-of-the-Parts
'25E Revenue	$1,313	$130	$362	$457	$527	$2,788
Multiple Range	**0.5x — 0.8x**	**0.5x — 0.8x**	**0.8x — 1.0x**	**1.0x — 1.5x**	**1.5x — 2.0x**	**0.81x — 1.17x**
Enterprise Value	**$650 — $1,050**	**$50 — $100**	**$300 — $350**	**$450 — $700**	**$800 — $1,050**	**$2,250 — $3,250**
Net Debt [(1)]						**$1,534**
Equity Value						**$716 — $1,716**
Value per Share ($) [(2)]						**$2.39 — $5.71**

Mid-Point of Sum-of-the-Parts Range for Illustration


Implied Value per Share: $4.05
$850
$75
$325
$575
$925
$2,750
Customer Experience
TDO
Trust & Safety
AI & Data Solutions
Digital Solutions
Enterprise Value - SOTP

Implied Multiple

EV / '25E Revenue

1.0x

2025E Revenue Growth	(1.1%)	(5.4%)	(0.3%)	14.8%	21.9%
2026E Revenue Growth	0.0%	4.0%	(12.6%)	20.1%	13.2%

Source: Company filings and Arbutus Management Projections per Arbutus Management as of 09/01/2025.

Note: U.S. Dollars in millions except for per share items. Estimated EV rounded to nearest $50mm for illustrative purposes. SOTP chart represents the mid-point valuation for each segment.

(1) *06/30/2025 net debt calculated as $1,025mm term loan balance plus $255mm of revolving credit facility plus $314mm TELUS Corporation Payable plus provision for WillowTree Earnout of $134mm Provision for written put options to acquire the noncontrolling interest in the WillowTree business retained by certain members of WillowTree management and TELUS Corporation Payable comprised of $299mm in accounts payable (net of $15mm accounts payable under normalized payment terms) for shared services received including people, network, finance, communications and regulatory, less $28mm TELUS Corporation Receivable to the parent company. Treatment of these item is at direction of Arbutus Management and the Special Committee.*

(2) *Diluted shares outstanding calculated using treasury stock method based on 278.643mm MVS and SVS outstanding, 12.103mm non-vested RSUs, PSUs resulting in the issuance of up to 6.349mm SVS, and 0.837mm, 1.260mm, 0.300mm and 2.680mm options with respective strike prices of $4.87, $8.94, $25.00 and $3.65, as of 09/01/2025. Additionally includes 2.244mm PSUs which are expected to be issued in connection with the WillowTree earnout based on the Arbutus Standalone Management Projections. Treatment of this item is at direction of Arbutus Management and the Special Committee.*

7

CONFIDENTIAL $2.96 $3.00 $3.46 $3.71 $3.76 $3.88 $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 Unaffected 2025E 2026E 2027E 2028E 2029E NTM Lease and SBC Adj. EBITDA(1) PV of FSP Vs. Original Price ($3.40) Implied Future Share Price (11.9%) $4.49 $5.52 PV of FSP Vs. Final Offer Price ($4.50) (33.4%) $315 $6.44 $7.22 $8.21 1.7% 9.2% 10.5% 14.1% (23.1%) (17.5%) (16.5%) (13.8%) $318 $351 $377 $395 $420 Net Debt Outstanding $1,092 $1,027 $947 $851 $743 2030E Lease and SBC Adj. EBITDA(1) $420 NTM Multiple (Unaffected) (2)(3) 7.7x Enterprise Value $3,229 Equity Value (4) $2,485 Implied Future Share Price (12/31/29E) (5) $8.21 Assumed Cost of Equity 11.0% Discount Period (to 8/29/25) 4.3 Years Implied PV of Future Share Price Before WillowTree Provision and TELUS Corporation Payable $5.22 Adj. for WillowTree Provision and TELUS Corporation Payable (3) ($1.34) Implied PV of Future Share Price $3.88 8 Illustrative Present Value of Future Share Price Analysis ____________________ Source: Arbutus Standalone Management Projections per Arbutus Management as of 09/01/2025, Company filings, and FactSet as of 08/29/2025. Note: U.S. Dollars in millions, except per share data. (1) Lease and SBC Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for estimated cash lease expense. (2) NTM Multiple (Unaffected) based on Unaffected Enterprise Value of $2,411 which includes $1,025mm term loan balance, plus $255mm RCF balance, plus $134mm WillowTree Provision, Plus $271mm TELUS Corporation Payable, less $151mm Cash & Equivalents. See Footnote 3 for additional information on WillowTree Provision and TELUS Corporation Net Payable. (3) Represents $134mm Provision for written put options to acquire the non-controlling interest in the WillowTree business retained by certain members of WillowTree management and TELUS Corporation Payable comprised of $299mm in accounts payable (net of $15mm accounts payable under normalized payment terms) for shared services received including people, network, finance, communications and regulatory less $28mm TELUS Corporation Receivable to the parent company. Treatment of these items is at direction of Arbutus Management and the Special Committee. (4) Future net debt balance includes forecasted term loan & RCF balances, less $151mm cash outstanding. Assumes minimum cash of $151mmm in-line with current levels, with all cash available for discretionary debt paydown used to paydown debt across projection years. Does not include WillowTree Provision and TELUS Corporation Payable as those figures are adjusted out of Implied PV of Future Share Price to arrive at Adjusted PV of Future Share Price. (5) Diluted shares outstanding calculated using treasury stock method based on 278.643mm MVS and SVS outstanding, 12.103mm non-vested RSUs, PSUs resulting in the issuance of up to 6.349mm SVS, and 0.837mm, 1.260mm, 0.300mm and 2.680mm options with respective strike prices of $4.87, $8.94, $25.00 and $3.65, as of 09/01/2025. Additionally includes 2.244mm PSUs which are expected to be issued in connection with the WillowTree earnout based on the Arbutus Standalone Management Projections. Treatment of this item is at direction of Arbutus Management and the Special Committee. (6) Lease and SBC Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for estimated cash lease expense. Arbutus Standalone Management Projections Original Offer: $3.40 Final Offer: $4.50 (4) For Reference Only

CONFIDENTIAL

For Reference Only

Illustrative Present Value of Future Share Price Analysis (Cont'd)

Arbutus Standalone Management Projections

PV of Future Share Price[1]

EV / NTM Lease and SBC Adj. EBITDA[2]	2025E	2026E	2027E	2028E	2029E
6.0x	$1.29	$1.78	$2.07	$2.20	$2.39
2yr Avg: 6.6x					
1yr Avg: 6.9x					
7.0x	$2.29	$2.77	$3.04	$3.12	$3.27
Unaffected[3] 7.7x	$3.00	$3.46	$3.71	$3.76	$3.88
3yr Avg: 7.7x					
8.0x	$3.31	$3.77	$4.01	$4.04	$4.15
9.0x	$4.32	$4.78	$4.99	$4.96	$5.01

Grey Shading Indicates PV of Future Share Price Below $4.50 Final Offer Price

Source: Arbutus Standalone Management Projections per Arbutus Management as of 09/01/2025, Company filings, and FactSet as of 08/29/2025.

Note: U.S. Dollars in millions, except per share data.

(1) Based on assumed cost of equity of 11.0%. Diluted shares outstanding calculated using treasury stock method based on 278.643mm MVS and SVS outstanding, 12.103mm non-vested RSUs, PSUs resulting in the issuance of up to 6.349mm SVS, and 0.837mm, 1.260mm, 0.300mm and 2.680mm options with respective strike prices of $4.87, $8.94, $25.00 and $3.65, as of 09/01/2025. Additionally includes 2.244mm PSUs which are expected to be issued in connection with the WillowTree earnout based on the Arbutus Standalone Management Projections. Treatment of this item is at direction of Arbutus Management and the Special Committee.

(2) Lease and SBC Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for estimated cash lease expense.Lease and SBC Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for estimated cash lease expense.

(3) Unaffected multiple based on Arbutus Standalone Management Projections. 1 year, 2 year, and 3 year average multiples based on consensus estimates.

9

CONFIDENTIAL 10 ____________________ Source: Arbutus Standalone Management Projections per Arbutus Management as of 09/01/2025, Company filings, and FactSet as of 08/29/2025. Note: U.S. Dollars in millions, except per share data. Cash flows discounted to 06/30/2025 using midyear convention. (1) Terminal year assumes normalized depreciation & amortization equal to 90.7% of capital expenditures based on 10 years of useful life and 2.0% inflation. Terminal year change in net working capital equal to historical average change in net working capital as a % of change in total revenue multiplied by the year-over-year change in revenue implied by applying a midpoint perpetuity growth rate of 3.5% to terminal year total revenue. (2) Adj. EBITDA is unburdened for acquisition costs, integration costs and other one-time items, and burdened for SBC. SBC only includes SBC related to ESPP and newly granted SBC, excludes SBC related to currently outstanding equity instruments. Treatment of these items is at direction of Arbutus Management. (3) SBC only includes SBC related to ESPP and newly granted SBC, excludes SBC related to currently outstanding equity instruments. Treatment of these items is at direction of Arbutus Management. (4) Lease and SBC Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for estimated cash lease expense. (5) Calculated as $1,025mm term loan balance, plus $255mm of revolving credit facility, plus $299mm adj. TELUS Corporation Payable, plus $134mm provision for WillowTree Earnout, less $28mm TELUS Corporation Receivable, less $151mm cash outstanding per Arbutus Management. (6) Diluted shares outstanding calculated using treasury stock method based on 278.643mm MVS and SVS outstanding, 12.103mm non-vested RSUs, PSUs resulting in the issuance of up to 6.349mm SVS, and 0.837mm, 1.260mm, 0.300mm and 2.680mm options with respective strike prices of $4.87, $8.94, $25.00 and $3.65, as of 09/01/2025. Additionally includes 2.244mm PSUs which are expected to be issued in connection with the WillowTree earnout based on the Arbutus Standalone Management Projections. Treatment of this item is at direction of Arbutus Management and the Special Committee. Figures rounded to nearest $0.05. Discounted Cash Flow Analysis Arbutus Standalone Management Projections (5) (6) Arbutus Standalone Management Projections Fiscal Year Ending December 31, H2 2025E 2026E 2027E 2028E 2029E 2030E Terminal(1) Revenue $1,419 $2,910 $3,071 $3,230 $3,396 $3,594 $3,594 % Growth n.m. 4.4% 5.6% 5.1% 5.2% 5.8% Adj. EBITDA (2) $217 $413 $441 $465 $485 $515 $515 % Margin 15.3% 14.2% 14.3% 14.4% 14.3% 14.3% 14.3% (+) Stock-Based Compensation (SBC)(3) 1 10 17 21 23 23 23 (-) Cash Lease Expense (52) (105) (107) (109) (113) (118) (118) $166 $318 $351 $377 $395 $420 $420 % Margin 11.7% 10.9% 11.4% 11.7% 11.6% 11.7% 11.7% (-) Depreciation (Excl. D&A on ROU Assets) (46) (85) (90) (94) (99) (104) (115) (-) Amortization (95) (185) (183) (181) (179) (177) (162) (+) Stock-Based Compensation (SBC)(3) (1) (10) (17) (21) (23) (23) (23) (-) Acquisition, Integration and Other (31) (36) (37) (36) (35) (36) (36) EBIT ($7) $1 $24 $44 $59 $79 $83 (+) Non Tax Deductible Amortization $85 $161 $152 $144 $135 $127 $127 Taxable EBIT $78 $162 $176 $188 $194 $206 $210 Effective Tax Rate 27.8% 36.7% 36.7% 36.7% 36.7% 36.7% 36.7% (-) Taxes (22) (60) (65) (69) (71) (76) (77) Tax-Effected EBIT ($29) ($58) ($41) ($25) ($12) $4 $6 (-) Depreciation (Excl. D&A on ROU Assets) 46 85 90 94 99 104 115 (-) Amortization 95 185 183 181 179 177 162 (+/-) Change in NWC 19 16 14 9 3 (6) (4) (-) Capital Expenditures (65) (113) (119) (120) (122) (127) (127) Unlevered Free Cash Flow $67 $115 $127 $139 $147 $152 $153 Growth % 10% 10% 5% 3% Lease and SBC Adj. EBITDA(4) PV of PV of Terminal Value Implied Enterprise Value Implied LTM EBITDA(1) Exit Multiple Discount H2'25E - '30E at Perpetuity Growth Rate of at Perpetuity Growth Rate of at Perpetuity Growth Rate of Rate Cash Flows 3.00% 3.50% 4.00% 3.00% 3.50% 4.00% 3.00% 3.50% 4.00% 8.50% $596 $1,828 $2,021 $2,256 $2,424 $2,617 $2,852 7.1x 7.9x 8.8x 9.25% 585 + 1,549 1,692 1,862 = 2,134 2,277 2,447 6.3 6.9 7.5 10.00% 575 1,332 1,441 1,569 1,907 2,016 2,144 5.6 6.1 6.6 Implied Equity Value Implied Equity Value per Share Discount (-) 6/30/2025 at Perpetuity Growth Rate of at Perpetuity Growth Rate of Rate Net Debt 3.00% 3.50% 4.00% 3.00% 3.50% 4.00% 8.50% ($1,534) $890 $1,083 $1,318 $2.95 $3.60 $4.40 9.25% (1,534) = 600 743 913 2.00 2.50 3.05 10.00% (1,534) 372 482 610 1.25 1.60 2.05

CONFIDENTIAL Appendix

CONFIDENTIAL 11 The following updates have been made to BofA’s financial analysis: Selected Changes Since July 27, 2025 Special Committee Meeting ◼ Updated market data for Arbutus and Selected Publicly Traded Companies from July 23, 2025 to August 29, 2025 to reflect latest stock prices, publicly disclosed financial data and Wall Street consensus estimates ◼ Revised effective tax rate assumption in H2 2025 to 27.8% per Arbutus Management (previously 36.7%) ◼ Updated Arbutus capitalization statistics to reflect figures as of August 27, 2025: ◼ Basic Shares Outstanding of 278.643mm (previously 278.498mm) ◼ Non-vested RSUs of 12.103mm (previously 12.308mm) ◼ Non-vested PSUs of 3.175mm which may result in the issuance of up to 6.349mm SVS (previously 3.065mm which were assumed to result in the issuance of 3.065mm SVS) (1) ◼ WillowTree PSUs expected to vest based on incentive hurdles of 2.244mm (previously 3.827mm) ◼ Options at $25.00 strike price of 0.300mm (previously 0.356mm) ◼ Options at $3.65 strike price of 2.680mm (previously 2.817mm at $3.69 strike price) ◼ Total Diluted Shares Outstanding of 299.845mm at $4.50 Final Offer Price (previously 297.699mm at $3.40 Original Offer Price) ◼ Updated Sum-of-the-Parts multiple range for Arbutus CX Experience and Arbutus TDO: ◼ 2025E Segment Revenue multiple range of 0.5x – 0.8x (previously 0.4x – 0.8x) ____________________ Source: Arbutus Standalone Management Projections per Arbutus Management as of 09/01/2025 and BofA IBK Assessment. Note: U.S. Dollars. (1) Excludes WillowTree PSUs.

CONFIDENTIAL

Arbutus EBITDA and Net Debt Reconciliation

Arbutus Standalone Management Projections

	2025E	2026E
Adj. EBITDA[(1)]	**$414**	**$413**
(-) Cash Lease Expense	(104)	(105)
(+) Stock-Based Compensation	1	10
Lease & SBC Adj. EBITDA[(2)]	**$312**	**$318**
Equity Value @ Unaffected Share Price ($2.96) [(3)]	**$886**	
(+) Total Debt Excl. Lease Obligations as of 06/30/25 [(4)]	1,280	
(+) Provision for WillowTree Earnout as of 06/30/25 [(5)]	134	
(+) Net TELUS Corporation Payable as of 06/30/25 [(6)]	271	
(-) Cash & Cash Equivalents as of 06/30/25	(151)	
Enterprise Value	**$2,420**	
(+) Lease Obligations	289	
Enterprise Value (Incl. Lease Obligations)	**$2,709**	

Source: Arbutus Standalone Management Projections per Arbutus Management as of 09/01/2025 and Company filings.

Note: U.S. Dollars in millions, except per share data. Arbutus market cap and EV based on unaffected date as of 06/11/2025, the day before TELUS Corporation announced a non-binding offer to acquire the remaining outstanding shares of Arbutus.

(1) Adj. EBITDA is unburdened for acquisition costs, integration costs and other one-time items, and burdened for SBC. SBC from 2025 onwards includes SBC related to ESPP and newly granted SBC, excludes SBC related to currently outstanding equity instruments. Treatment of these items is at direction of Arbutus Management.

(2) Lease and SBC Adj. EBITDA reflective of add-back of SBC per Arbutus Management and burdening for cash lease expenses per Arbutus Standalone Management Projections.

(3) Diluted shares outstanding calculated using treasury stock method based on 278.643mm MVS and SVS outstanding, 12.103mm non-vested RSUs, PSUs resulting in the issuance of up to 6.349mm SVS, and 0.837mm, 1.260mm, 0.300mm and 2.680mm options with respective strike prices of $4.87, $8.94, $25.00 and $3.65, as of 09/01/2025. Additionally includes 2.244mm PSUs which are expected to be issued in connection with the WillowTree earnout based on the Arbutus Standalone Management Projections. Treatment of this item is at direction of Arbutus Management and the Special Committee.

(4) $1,280mm credit facility balance ($255mm Revolving Component + $1,025mm Term Loan Component) as of 06/30/2025.

(5) Provision for written put options to acquire the non-controlling interest in the WillowTree business retained by certain members of WillowTree management. Treatment of this item is at direction of Arbutus Management and the Special Committee.

(6) TELUS Corporation Payable is comprised of $299mm in accounts payable (net of $15mm accounts payable under normalized payment terms) for shared services received including people, network, finance, communications and regulatory, less $28mm TELUS Corporation Receivable to the parent company. Treatment of this item is at direction of Arbutus Management and the Special Committee.

12

CONFIDENTIAL

Comparison of Arbutus Standalone Management Projections to Wall Street Consensus

	Arbutus Standalone Mgmt. Projections			Wall Street Consensus [1]			Δ (Arbutus Standalone Mgmt. Projections vs. Consensus)		
	2025E	2026E	2027E	2025E	2026E	2027E	2025E	2026E	2027E
Revenue	$2,788	$2,910	$3,071	$2,744	$2,829	$2,972	$44	$81	$99
% Growth	*4.9%*	*4.4%*	*5.6%*	*3.2%*	*3.1%*	*5.1%*	*167bps*	*126bps*	*50bps*
Gross Profit	$956	$984	$1,040	$988	$1,048	$1,070	($31)	($63)	($30)
% Margin	*34.3%*	*33.8%*	*33.9%*	*36.0%*	*37.0%*	*36.0%*	*(168bps)*	*(320bps)*	*(214bps)*
Adj. EBITDA[2]	$414 [3]	$413 [3]	$441 [3]	$392	$427	$488	$23	($13)	($48)
% Margin	*14.9%*	*14.2%*	*14.3%*	*14.3%*	*15.1%*	*16.4%*	*59bps*	*(88bps)*	*(208bps)*
Lease and SBC Adj. EBITDA[4]	$312 [5]	$318 [5]	$351 [5]	$322 [6]	$361 [6]	$405 [6]	($10)	($43)	($54)
% Margin	*11.2%*	*10.9%*	*11.4%*	*11.7%*	*12.8%*	*13.6%*	*(55bps)*	*(182bps)*	*(221bps)*

Source: Arbutus Standalone Management Projections per Arbutus Management as of 09/01/2025 and FactSet as of 08/29/2025.
Note: U.S. Dollars in millions.
(1) Reflective of Wall Street Consensus as of 08/29/2025.
(2) Adj. EBITDA is unburdened for acquisition costs, integration costs and other one-time items, and burdened for SBC.
(3) Embedded SBC only includes SBC related to ESPP and newly granted SBC, excludes SBC related to currently outstanding equity instruments. Treatment of these items is at direction of Arbutus Management.
(4) Lease and SBC Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for estimated cash lease expense.
(5) Lease and SBC Adj. EBITDA is unburdened for SBC estimates per Arbutus Standalone Management Projections, acquisition costs, integration costs and other one-time items, and burdened for estimated cash lease expense per Arbutus Standalone Management Projections.
(6) Lease and SBC Adj. EBITDA is unburdened for SBC estimates per Wall Street Research, acquisition costs, integration costs and other one-time items, and burdened for estimated cash lease expense per Arbutus Standalone Management Projections.

13

CONFIDENTIAL

For Reference Only

Arbutus Wall Street Perspectives

Price Target Evolution

Broker	Unaffected Target[(1)]	Post Q2 2025 Earnings [(2)]	Δ vs. Unaffected [(3)]	Current Valuation Methodology [(4)]
Stifel Canada	$4.00	$4.00	--	5.5x '26E EV / EBITDA
Canaccord Genuity	6.00	5.25	(0.75)	6.25x '26E EV / EBITDA
National Bank	3.50	4.00	0.50	DCF
William Blair	n.a.	n.a.	n.a.	n.a.
Desjardins	3.22 [(5)]	3.40	0.18	Non-binding TELUS IOI
Morgan Stanley	3.49	3.40	(0.09)	5.0x '26E P/E
Barclays	3.00	Susp. Cov.	n.a.	n.a.
BMO	3.00	3.00	--	7.0x '26E EV / FCF
CIBC	4.50	3.40	(1.10)	Non-binding TELUS IOI
Guggenheim	n.a.	n.a.	n.a.	n.a.
RBC Capital Markets	5.00	5.00	--	6.5x '26E EV / EBITDA
Scotiabank	3.00	3.40	0.40	5.0x NTM EV / EBITDA
J.P.Morgan	n.a.	n.a.	n.a.	n.a.
Median	**$3.50**	**$3.40**		
Upside/(Downside) to Unaffected Price of $2.96	**18.1%**	**14.9%**		
Upside/(Downside) to Final Offer Price of $4.50	**(22.3%)**	**(24.4%)**		

Source: Wall Street research, Bloomberg and FactSet as of 08/29/2025.
Note: Per share data in U.S. Dollars.
(1) Reflects price targets posted before 06/12/2025, which is when TELUS Corporation announced a non-binding offer to acquire the remaining outstanding shares of Arbutus.
(2) Reflects latest price targets preceding Q2 earnings release on 08/01/2025.
(3) Represents change from share price target posted before 06/12/2025 vs. the share price target subsequent to Q2 earnings on 08/01/2025.
(4) Based on IFRS-methodology Wall Street EBITDA estimates.
(5) Represents C$4.50 converted at a rate of 0.714x based on the date of the report on 05/12/2025.

14

CONFIDENTIAL

Selected Publicly Traded Companies

When discussing Arbutus, Wall Street analysts choose CX companies as primary comparables for valuation largely due to business mix

Research Analysts' Views on Broader Comparables

		Selected Companies	Selected Commentary	Overlap with Arbutus' Segments [1]
Core Comparables	CX	concentrix, ibex., TaskUs, Teleperformance, ttec	▪ Like Arbutus, CX is primary revenue segment ▪ Similar to Arbutus, have diversified further into non CX service lines including AI / Data, Trust & Safety solutions, and IT services ▪ Concentrix acquired PK Global (acquired for \$1.6bn, ~19x NTM Adj. EBITDA), a similar business to WillowTree (acquired for \$1.2bn), but is still considered a CX company by analysts ▪ TaskUs has diversified into AI / Data solutions and Trust & Safety	> 70%
Additional Comparables	Diversified BPO	CONDUENT, EXL, genpact, WNS	▪ None to modest amount of CX revenue ▪ Some overlap with Arbutus' Digital Solutions business line ▪ Diversified outsourced solutions that are different than Arbutus including managed services, IT support services, supply chain and procurement services	~ 40%
Additional Comparables	Digital Engineering / IT Services	accenture, Capgemini, CGI, cognizant, endava, epam, Globant, Grid Dynamics	▪ Pure play IT services companies that provide digital transformation and consulting offerings ▪ No revenue from CX ▪ Performance highly correlated to IT spend vs. CX spend ▪ Some overlap with Arbutus' Digital Solutions business line (~20% Revenue) [1]	~ 20%

15

Source: Company filings and Wall Street research.
(1) Represents % of Arbutus' business mix that aligns to the comparable group as of last FY.

CONFIDENTIAL

Selected Publicly Traded Companies (Cont'd)

Company	Revenue Mix	Overlap with Arbutus' Segments[1]	Select Commentary
Arbutus	See chart (Arbutus)		▪ Similar to its CX peers, Arbutus' revenue is largely CX with recent diversification into other capabilities
Teleperformance	See chart (Teleperformance)	~64%	▪ Teleperformance's Customer Care and Trust & Safety segments are similar to Arbutus' CXM and Trust, Safety & Security segments, respectively
concentrix[2]	N/A Majority CX revenue but previously acquired IT services company, PK Global in November 2021, for $1.6bn	~>70%	▪ Primarily CXM revenue ▪ Diversified into Digital Solutions via acquisition of PK Global in 2021 (similar business to WillowTree)
ttec	See chart (ttec)	~71%	▪ TTEC's Engage business is similar to Arbutus' CXM segment ▪ TTEC's Digital business is similar to Arbutus' Digital Solutions Segment
ibex.	See chart (ibex)	~50%	▪ Ibex's Digital & Omnichannel CX is similar to Arbutus' CXM business line
Memo: TaskUs	See chart (TaskUs)	~79%	▪ TaskUs Digital Customer Experience segment is similar to Arbutus's CXM Segment, Trust, Safety & Security is similar to Arbutus Trust, Safety & Security and AI is similar to Arbutus AI & Data Solutions

Arbutus



Trust, Safety & Security
14%
AI & Data Solutions
15%
50%
CXM
21%
Digital Solutions

Teleperformance



Other
Back-office / BPO Sales
3%
Technical Support
7%
4%
7%
Trust & Safety
10%
55%
14%
Specialized Services
Customer Care

ttec



TTEC Digital
21%
79%
TTEC Engage

ibex.



Other(3)
23%
77%
Digital & Omnichannel CX

TaskUs



AI
14%
Trust, Safety & Security
25%
61%
Digital Customer Experience

Memo[(4)]:

Trading comps used in TASK Preliminary Proxy:

Teleperformance | Arbutus | concentrix | ibex.

– – – CX Revenue %

Source: Company filings.
Note: Revenue mix is as of most recent FY.
(1) Represents % of Arbutus' business mix that aligns to the comparable Company's revenue mix.
(2) Revenue mix by segment not available.
(3) Other includes Digital Marketing & E-Commerce and Digital CX Surveys & Analytics.
(4) TaskUs trading comps disclosed in the TaskUs PREM14A proxy which was released on 07/01/2025.

16

CONFIDENTIAL Announcement Transaction NTM LTM Adj. EV / LTM EV / LTM Date Acquiror Target Value Revenue Growth EBITDA Margin Revenue Adj. EBITDA 8-May-25 $1,668 10.1% 20.9% 1.6x 7.6x 3-Jan-24 Laurent Junique 702 8.8% 21.5% 1.4x 6.6x 10-Oct-23 217 6.0% 10.1% 0.6x 5.8x 26-Apr-23 3,129 5.7% 17.0% 1.3x 7.7x 29-Mar-23 ~4,768 ~10.0% 14.9% 1.8x 11.8x Overall Average $2,105 7.7% 16.1% 1.3x 8.2x Overall Median $1,907 7.4% 16.0% 1.4x 7.7x $2,883 4.7% 12.1% 1.1x 8.8x ( (Management @ Final Offer Price of $4.50) Arbutus(9) 17 (1) (2) (2) (3) (4) (4) (5) (6) (7) (8) (8) (8) Selected Precedent Transactions For Reference Only (1) Transaction values represent the full, implied value of the target even if the transaction is only for a minority stake. (2) Lease and SBC Adj. EBITDA reflective of add-back of SBC per Wall Street Consensus and burdening for cash lease expenses per Arbutus Standalone Management Projections. Adj. EBITDA is unburdened for acquisition costs, integration costs and other one-time items, unburdened for SBC estimates per Wall Street Consensus and re-burdened for SBC per Arbutus Standalone Management Projections. (3) Shares outstanding figures as of 03/01/2024 per the TDCX SC 13E3 proxy. (4) LTM operating metrics are as of 12/31/2023. EBITDA adjusted to burden for interest on lease liabilities and depreciation of right-of-use-lease assets. (5) Represents transaction value of €30 per share converted to USD using EUR / USD FX rate of 1.098 as of the unaffected date of 04/25/2023. (6) Metrics are converted to USD using EUR / USD FX rate of 1.090 as of 03/31/2023 which is the spot rate used in the unaudited consolidated financial statements posted by Concentrix on 07/17/2023. (7) NTM metrics are using 2024E estimated figures. (8) LTM metrics are as of 03/31/2023. (9) Transaction value based off final offer price of $4.50 as of 08/29/2025 and includes TELUS Corporation Payable which is comprised of $299mm in accounts payable to the parent company for shared services received including people, network, finance, communications and regulatory less $28mm TELUS Corporation receivable. Also includes provision for written put options to acquire the non-controlling interest in the WillowTree business retained by certain members of WillowTree management. Direction Treatment of these items is at direction of Arbutus Management and the Special Committee. LTM metrics are as of Q2’2025. ____________________ Source: Arbutus Management Projections per Arbutus Management as of 09/01/2025, transaction related documentation, Company press releases and FactSet. Note: U.S. Dollars in millions. Balance sheet items and operating metrics are as of the latest Company filing prior to the acquisition announcement date, unless otherwise noted. Projected financials are using consensus estimates, unless otherwise noted.

CONFIDENTIAL 18 Arbutus Weighted Average Cost of Capital Analysis ____________________ Source: Bloomberg and FactSet as of 08/29/2025. Range Cost of Equity Low High Source Risk Free Rate 4.9% Twenty year U.S. Government bond yield as of August 29, 2025 Levered Beta 1.04 Represents median of core comparable group's historical Bloomberg adjusted betas, unlevered and relevered at the Company's targeted capital structure and effective tax rate. Bloomberg betas based on regression of two years of weekly performance as compared to the broad U.S. equity market Equity Risk Premium 5.0% 7.0% Equity risk premium relative to twenty year U.S. Government bond yield per BofA Securities' estimates, based upon analysis of long-term historical data of the broad U.S. equity market Cost of Equity 10.1% 12.1% Cost of Debt Pre-tax Cost of Debt 9.0% Based on market estimates for new 10-year debt Marginal Tax Rate 36.7% Effective tax rate per Arbutus Management After-tax Cost of Debt 5.7% Net Debt / Total Capital 32.5% Based on the Company's targeted capital structure (2-3x target net leverage) assuming 2.5x leverage and 7.7x EV/NTM EBITDA multiple as of the unaffected date Weighted Average Cost of Capital 8.6% 10.0%

CONFIDENTIAL

Arbutus Weighted Average Cost of Capital Analysis (Cont'd)

Selected Publicly Traded Companies

	Values[1]			2-year Avg	Beta		
Core Comparables (CX)	Equity	Enterprise	Net Debt / Capital[2]	Net Debt / Equity	Levered[3]	Unlevered	R Squared of Lev. Beta[4]
Teleperformance	$4,688	$9,039	48.1%	54.7%	1.12	0.80	0.13
Concentrix	$3,553	$8,122	56.3%	106.4%	1.12	0.63	0.13
TTEC	$200	$1,072	81.4%	116.3%	1.15	0.61	0.08
TaskUs	$1,404	$1,461	3.9%	8.7%	1.18	1.11	0.10
Ibex	$433	$440	1.6%	(11.3%)	0.87	0.95	0.10
Median					**1.12**	**0.80**	**0.10**
Arbutus (Unaffected)	**$886**	**$2,420**	**63.7%**	**86.3%**	**1.20**[3]	**0.78**[5]	**0.12**

Source: Bloomberg and FactSet as of 08/29/2025.
Note: U.S. Dollars in millions. Comparable companies comprised of Core Comparables (CX).
(1) Equity and enterprise values of TaskUS and TTEC are as of the unaffected dates of 05/08/2025 and 09/27/2024, respectively. Equity and enterprise values of Teleperformance, Ibex, and Concentrix are as of 08/29/2025.
(2) Capital structure of TaskUS is as of the unaffected date of 05/08/2025. Capital structure of TTEC is as of the unaffected date of 09/27/2024. Teleperformance, Ibex, and Concentrix are as of 08/29/2025.
(3) Represents historical levered Bloomberg adjusted beta. Bloomberg betas based on regression of two years of weekly performance as compared to the broad U.S. equity market. Arbutus, TTEC and TaskUS betas are as of unaffected dates.
(4) R-squared is a statistical measure of how close the data are to the fitted regression line.
(5) Unlevered beta calculated by un-levering Bloomberg levered beta by average net debt / equity over past 2 years.

19

CONFIDENTIAL Average EV / LTM Lease & SBC Adj. EBITDA Multiples Over Time(3) Average Multiples Over Time(4) Current LTM Unaffected 1-Year 2-Year 3-Year Since Arbutus IPO(4) Arbutus(4) 6.5x 6.0x 6.5x 8.1x 12.0x 6.7x 6.8x 6.4x 7.1x -- C X(7) 5.3x 5.3x 5.7x 6.5x 8.7x Diversified BPO(8) 10.2x 9.8x 8.9x 8.5x 8.7x Digital Engineering / IT Services(9) 8.4x 12.4x 13.3x 13.6x 14.0x Δ to TaskUs (0.2x) (0.8x) 0.0x 1.1x Δ to CX 0.7x 0.8x 1.7x 3.4x Δ to Diversified BPO (3.7x) (2.4x) (0.3x) 3.3x Δ to Digital Engineering / IT Services (6.4x) (6.8x) (5.4x) (2.0x) 20 EV(1) / LTM Lease & SBC Adj. EBITDA(2) Selected Publicly Traded Companies Over Time (4) (3) ____________________ Source: Company filings, Arbutus Management Projections per Arbutus Management as of 09/01/2025, Wall Street research and FactSet as of 08/29/2025. Note: CAD / USD and EUR / USD exchange rate of 0.728 and 1.171, respectively as of 08/29/2025. Multiples over 30.0x shown as NM. Financials are based on consensus estimates. Reflects peer group medians. (1) EV excludes lease liabilities, unless otherwise noted. Arbutus EV based on unaffected date as of 06/11/2025, the day before TELUS Corporation announced a non-binding offer to acquire the remaining outstanding shares of Arbutus. Arbutus EV includes TELUS Corporation Payable which is comprised of $299mm in accounts payable (net of $15mm accounts payable under normalized payment terms) for shared services received including people, network, finance, communications and regulatory, less $28mm TELUS Corporation Receivable to the parent company. Also includes provision for written put options to acquire the non-controlling interest in the WillowTree business retained by certain members of WillowTree management. (2) Lease and SBC Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for estimated cash lease expense. (3) The starting date for average multiples over time are in reference to the current date of 08/29/2025, but for TaskUs and Arbutus the ending date are their respective unaffected dates of 06/11/2025 and 05/08/2025. (4) Arbutus IPO date on 02/05/2021. LTM estimates publicly available on 02/24/2021. Arbutus average multiples over time in relation to unaffected date as of 06/11/2025. Unaffected LTM multiple of 6.4x based on broker estimates for LTM Lease and SBC Adj. EBITDA figures as of 06/11/2025; share count, net debt, TELUS Corporation Payable and cash as of Q2’25. Unaffected LTM Lease and SBC Adj. EBITDA multiple using Arbutus Management projections is 7.4x as of the unaffected date of 06/11/2025; LTM Lease and SBC Adj. EBITDA figures, share count, net debt, TELUS Corporation Payable and cash as of Q2’25. (5) TASK average multiples over time in relation to unaffected date of 05/08/2025, the day before the announced definitive agreement for TaskUs to be acquired by Blackstone and founders. TASK multiples are as of the unaffected date of 05/08/2025 using Q1’25 balance sheet items. (6) TASK IPO date of 06/11/2021. (7) CX Peers include Ibex, Concentrix, TTEC, Teleperformance, and TASK. TASK average multiples over time are in relation to the unaffected date of 05/08/2025. TTEC multiples between initial take private offer on 09/27/2024 and 1 day post offer termination on 08/04/2025 are as of the unaffected date of 09/27/2024 using Q2’24 balance sheet items. (8) Diversified BPO Peers include G, EXLS, CNDT, and WNS. WNS average multiples over time in relation to unaffected date as of 07/03/2025 and multiples reflect Q2’25 balance sheet items once reported on 07/23/2025. (9) Digital Engineering / IT Services Peers include ACN, CTSH, GIB.A-CA, EPAM, GLOB, DAVA, CAP-FR, and GDYN. (10) Arbutus EV based on final offer price of $4.50 as of 08/29/2025. Arbutus EV includes TELUS Corporation Payable which is comprised of $299mm in accounts payable (net of $15mm accounts payable under normalized payment terms) for shared services received including people, network, finance, communications and regulatory, less $28mm TELUS Corporation Receivable to the parent company. Also includes provision for written put options to acquire the non-controlling interest in the WillowTree business retained by certain members of WillowTree management. LTM Adj. EBITDA is using consensus figures based on broker estimates as of the current date of 08/29/2025. (5) 5.3x CX Peers(7) TaskUs 6.7x(5) Diversified BPO Peers(8) 10.2x 8.4x Digital Eng. / IT Services Peers(9) Multiples over 30.0x assumed to be not meaningful Arbutus Final Offer Price(10) 8.1x (6) Arbutus 6.5x(4) Current / Unaffected 0.0x 10.0x 20.0x 30.0x 2/24/21 1/19/22 12/14/22 11/9/23 10/3/24 8/29/25

CONFIDENTIAL Illustrative TELUS Corporation Analysis

CONFIDENTIAL

TELUS Corporation Public Market Perspectives

Public Market Overview

($ in millions except per share data)	
Premium / (Discount) To:	**Metric**
Current:	$16.49
30-Day VWAP[(1)]:	16.27
90-Day VWAP[(1)]:	16.05
52-Week Low:	13.24
52-Week High:	17.27
Diluted Shares Outstanding (mm)[(2)]	1,551.011
Equity Value	**$25,576**
(+) Total Debt (Excl. Lease Liabilities) as of 06/30/25	21,196
(+) Non-Controlling Interest as of 06/30/25	642
(-) Investments in Unconsolidated Affiliates as of 06/30/25	(284)
(-) Total Cash and Cash Equivalents as of 06/30/25	(2,682)
Enterprise Value[(3)]	**$44,449**

Consensus Estimates		
EV / Lease & SBC Adj. EBITDA[(4)]	**Metric**	**Multiple**
LTM Lease & SBC Adj. EBITDA	$5,091	8.7x
2025E Lease & SBC Adj. EBITDA	5,181	8.6x
2026E Lease & SBC Adj. EBITDA	5,386	8.3x

Last Three Years Stock Price Performance[(5)]



$26
24
22
20
18
16
14
12
08/29/2022
05/30/2023
02/28/2024
11/28/2024
08/29/2025
TELUS Corporation
$16.49

Last Three Years EV[(3)] / NTM Lease & SBC Adj. EBITDA[(4)]



12.0x
11.0x
10.0x
9.0x
8.0x
7.0x
6.0x
8/29/2022
5/30/2023
2/28/2024
11/28/2024
8/29/2025
TELUS Corporation
8.4x

Average EV / NTM Lease & SBC Adj. EBITDA Multiples Over Time[(3)]				
		Average Multiples Over Time		
	Current NTM	1-Year	2-Year	3-Year
TELUS	8.4x	8.2x	8.2x	8.4x

Source: Company filings and FactSet as of 08/29/2025.

Note: U.S. Dollars in millions. CAD / USD exchange rate of 0.728 as of 08/29/2025. Financials are based on consensus estimates.

(1) VWAP metrics are based on number of trading days.

(2) Diluted shares outstanding calculated using treasury stock method based on 1,535mm basic shares outstanding, 16.000mm RSUs, and 1.438mm options outstanding with an exercise price of USD $16.24, converted from $22.00 CAD using CAD / USD exchange rate of 0.728 as of 08/29/2025.

(3) EV excludes lease liabilities, unless otherwise noted.

(4) Lease and SBC Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for estimated cash lease expense.

(5) TELUS Corporation average daily trading volume (ADTV) of $48mm, $42mm, $38mm and 3.1mm, 2.6mm, 2.3mm shares over the last 1, 2, and 3 years, respectively.

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CONFIDENTIAL 2025E 2026E Selected Brokers Date Rating Target Revenue Adj. EBITDA Revenue Adj. EBITDA Valuation Methodology 08/18/2025 Hold $15.91 $15,010 $5,421 $15,408 $5,614 DCF; 8x '26E EV / EBITDA 08/12/2025 Hold 15.00 15,149 5,454 $15,521 5,661 n.a. 08/05/2025 Buy 18.13 15,151 5,447 15,615 5,665 n.a. 08/05/2025 Hold 15.60 15,137 5,440 15,453 5,654 SOTP 08/04/2025 Buy 18.15 15,133 5,112 15,545 5,500 SOTP 08/04/2025 Hold 16.70 15,128 5,457 15,418 5,703 DCF; NAV; EV / EBITDA 08/04/2025 Buy 17.43 15,081 5,416 15,485 5,655 SOTP & DCF 08/04/2025 Hold 17.43 15,135 5,441 15,444 5,618 8.4x NTM EV / EBITDA 08/04/2025 Buy 18.15 15,124 5,048 15,507 5,202 DCF; 7.5x EV / EBITDA 08/01/2025 Buy 17.40 15,100 5,464 15,683 5,795 SOTP 08/01/2025 Buy 17.40 15,083 5,444 15,320 5,583 8.5x '26E EV / EBITDA Mean $16.64 $15,170 $5,436 $15,584 $5,648 Mean Price Target Upside/(Downside) to Current Price of $16.49 0.9% % Revenue Growth and Adj. EBITDA Margin 2.9% 35.8% 2.7% 36.2% 22 TELUS Corporation Wall Street Perspectives Selected Price Targets Historical Analyst Recommendations(1) ____________________ Source: Wall Street research, Bloomberg, and FactSet as of 08/29/2025. Note: U.S. Dollars in millions, except per share data. CAD / USD exchange rate of 0.728 as of 08/29/2025. (1) Includes selected additional Restricted Brokers. (2) Based on IFRS Wall Street estimates for EBITDA. $16.49 $16.64 (1) 50% 50% 59% 59% 53% 56% 53% 42% 42% 42% 42% 42% 40% 44% 44% 35% 35% 41% 39% 42% 53% 53% 53% 53% 53% 50% 6% 6% 6% 6% 6% 6% 5% 5% 5% 5% 5% 5% 10% $12.00 $14.00 $16.00 $18.00 0% 25% 50% 75% 100% Aug-24 Sep-24 Oct-24 Nov-24 Dec-24 Jan-25 Feb-25 Mar-25 Apr-25 May-25 Jun-25 Jul-25 Aug-25 Buy Hold Sell Target Price Current Price 18 18 17 17 17 18 19 19 19 19 19 19 20 No. of Brokers (2) (2) (2)

CONFIDENTIAL

For Reference Only

Illustrative TELUS Corporation Pro Forma Financial Analysis

Does Not Include Impact of any Synergies

	Unaffected	Final Offer Price
Arbutus Price	**$2.96**	**$4.50**
Diluted Shares (mm) [(1)]	*299.3*	*299.8*
Arbutus Equity Value	$886	$1,349
Add: Net Debt [(2)]	$1,534	$1,534
Arbutus Enterprise Value	**$2,420**	**$2,883**
Diluted Shares Not Owned by TELUS Corporation	140.5	141.0
Cost to Acquire Remaining Shares	*$416*	*$634*

Selected Credit Statistics [(3)]	**TELUS Status Quo**	**All Cash**	**75% Cash / 25% Stock**
Pro Forma Debt / EBITDA (CY 25E)	4.30x	4.41x	4.39x
Pro Forma Net Debt / EBITDA (CY 25E)	3.81x	3.92x	3.89x
S&P Pro Forma Debt / EBITDA (CY 25E)	3.94x	4.06x	4.03x
EPS Accretion / Dilution [(3)]			
2026E EPS Accretion / (Dilution)	--	1.4%	1.3%

Memo: 3.0x Net Debt / EBITDA Target

Source: Arbutus Standalone Management Projections per Arbutus Management as of 09/01/2025, FactSet as of 08/29/2025, Arbutus and TELUS Corporation filings as of 06/30/2025, and latest S&P Rating Agency reports and credit statistic files.
Note: U.S. Dollars in millions, except per share data. CAD / USD exchange rate of 0.728 as of 08/29/2025. TELUS Corporation statistics presented on an IFRS-methodology basis.

(1) Diluted shares outstanding calculated using treasury stock method based on 278.643mm MVS and SVS outstanding, 12.103mm non-vested RSUs, PSUs resulting in the issuance of up to 6.349mm SVS, and 0.837mm, 1.260mm, 0.300mm and 2.680mm options with respective strike prices of $4.87, $8.94, $25.00 and $3.65, as of 09/01/2025. Additionally includes 2.244mm PSUs which are expected to be issued in connection with the WillowTree earnout based on the Arbutus Standalone Management Projections. Treatment of this item is at direction of Arbutus Management and the Special Committee.

(2) Calculated as $1,025mm term loan balance, plus $255mm of revolving credit facility, plus $299mm adj. TELUS Corporation Payable (net of $15mm accounts payable under normalized payment terms), plus $134mm provision for WillowTree Earnout, less $28mm TELUS Corporation Receivable, less $151mm cash.

(3) Illustratively assumes 4.6% interest rate on new debt (in-line with current financing costs).

23